KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                             47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                     France

                                October 27, 2000

The Simms Funds
55 Railroad Avenue
Greenwich, Connecticut  06830

         Re:      The Simms Funds
                  Post-Effective Amendment No. 2
                  File Nos. 333-58813; 811-08871
                  -------------------------------

Gentlemen:

         We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 2 to Registration Statement No. 333-58813.

                                        Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP